SUREWEST COMMUNICATIONS

and

AMERICAN STOCK TRANSFER & TRUST COMPANY

Rights Agent

AMENDED AND RESTATED RIGHTS AGREEMENT

Dated as of March 10, 2008

TABLE OF CONTENTS

Page
1.	Certain Definitions	1
2.	Appointment of Rights Agent	6
3.	Issuance of Right Certificates	6
4.	Form of Right Certificates	8
5.	Countersignature and Registration	9
6.	Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates	9
7.	Exercise of Rights; Purchase Price; Expiration Date of Rights	10
8.	Cancellation and Destruction of Right Certificates	11
9.	Reservation and Availability of Shares of Common Stock	11
10.	Common Stock Record Date	13
11.	Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price	13
12.	Certification of Adjustments	21
13.	Consolidation, Merger or Sale or Transfer of Assets or Earning Power	21
14.	Fractional Rights and Fractional Shares	24
15.	Rights of Action	25
16.	Agreement of Right Holders	25
17.	Right Certificate Holder Not Deemed a Shareholder	26
18.	Concerning the Rights Agent	26
19.	Merger or Consolidation or Change of Name of Rights Agent	27
20.	Duties of Rights Agent	27
21.	Change of Rights Agent	30
22.	Issuance of New Right Certificates	30
23.	Redemption	31
24.	Exchange of Rights for Common Stock	32
25.	Determinations and Actions by the Board of Directors	33
26.	Three Year Independent Director Evaluation	33
27.	Notice of Proposed Actions	33
28.	Notices	34
29.	Supplements and Amendments	35
30.	Successors	35
31.	Benefits of this Rights Agreement	35
32.	California Contract	36
33.	Counterparts	36
34.	Descriptive Headings	36
35.	Severabi1ity	36

-i-

AMENDED AND RESTATED RIGHTS AGREEMENT

This Amended and Restated Rights Agreement, originally dated as of March 12, 1998, as amended and restated as of March 10, 2008 (as amended and restated, this “Rights Agreement”), between SUREWEST COMMUNICATIONS, a California corporation formerly known as Roseville Communications Company (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the “Rights Agent”).

WITNESSETH:

WHEREAS, the Board of Directors of the Company on March 12, 1998 (i) announced that it authorized the issuance and declared a dividend of one right (a “Right”) for each share of the common stock of the Company (“Common Stock”) outstanding as of the Close of Business on March 13, 1998, each Right representing the right to purchase one share of Common Stock of the Company upon the terms and subject to the conditions of the Rights Agreement, dated as of March 12 1998, between the Company and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company (the “Prior Agreement”), and (ii) further authorized the issuance of one Right with respect to each share of Common Stock of the Company that shall become outstanding between March 13, 1998, and the Distribution Date.

WHEREAS, the Rights Agent replaced ChaseMellon Shareholder Services, L.L.C. as the rights agent under the Prior Agreement.

WHEREAS, Section 27 of the Prior Agreement provides that, among other things, prior to the Distribution Date, the Company, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Prior Agreement without the approval of any holders of certificates representing Common Shares, with the understanding that the Rights Agent need not agree to any amendment or supplement that modifies or otherwise affects its duties or obligations thereunder, and in the event of such amendment, upon the delivery of a certificate from an officer of the Company which states that the proposed supplement or amendment is in compliance with Section 27 of the Prior Agreement, and if requested, an opinion of counsel, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under the Prior Agreement.

WHEREAS, the Board of Directors of the Company has determined that it is desirable and in the best interests of the Company and its shareholders for the Company to amend and restate the Prior Agreement in order to, among other things, extend the Final Expiration Date and amend certain other terms of the Prior Agreement as further set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the Prior Agreement is hereby amended and restated as set forth below, and the parties hereto further agree as follows:

1. Certain Definitions.

For purposes of this Rights Agreement, the following terms shall have the meanings indicated:

(a) “Acquiring Person” shall mean any Person, other than an Exempt Person, who or which, together with all Affiliates and Associates of such Person, without the prior approval of the Board of Directors, shall be the Beneficial Owner of 20% or more of the outstanding Common Stock; provided, however, that in no event shall a Person who or which, together with all Affiliates and Associates of such Person, is the Beneficial Owner of less than 20% of the Company’s outstanding shares of Common Stock, become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock, including repurchases of outstanding shares of Common Stock by the Company, which reduction increases the percentage of outstanding shares of Common Stock Beneficially Owned by such Person, provided, further, that if a Person shall become the Beneficial Owner of 20% or more of the Company’s outstanding Common Stock then outstanding solely by reason of a reduction of the number of shares of outstanding Common Stock, and shall thereafter become the Beneficial Owner of any additional shares of Common Stock of the Company, then such Person shall be deemed to be an Acquiring Person unless upon the consummation of the acquisition of such additional shares of Common Stock such person does not own 20% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if (i) either (X) the Board of Directors determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A) such Person was unaware that it Beneficially Owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person or (B) such Person was aware of the extent of its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Rights Agreement) and without any intention of changing or influencing control of the Company, or (Y) within two Business Days of being requested by the Company to advise the Company regarding same, such Person certifies in writing that such Person acquired Beneficial Ownership of 20% or more of the Company’s outstanding Common Stock inadvertently or without knowledge of the terms of the Rights, and (ii) such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be or to have become an “Acquiring Person” for any purposes of this Rights Agreement.

(b) “Adjustment Shares” shall have the meaning set forth in Section 11(a)(ii)(C) hereof.

(c) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Rights Agreement.

(d) A Person shall be deemed the “Beneficial Owner” of, shall be deemed to- “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any securities:

(i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to “Beneficially Own” or to have “Beneficial Ownership” of, securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of or has “beneficial ownership” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any comparable or successor rule), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, to “Beneficially Own” or to have “Beneficial Ownership” of, any securities if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

(iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting except as described in the proviso to clause (B) of subparagraph (ii) of this Section 1(d) or disposing of any securities of the Company; provided, however, that no Person who is an officer, director or employee of an Exempt Person shall be deemed, solely by reason of such Person’s status or authority as such, to be the Beneficial Owner of, to have Beneficial Ownership of or to Beneficially Own any securities that are Beneficially Owned (as defined in this Section 1(d)), including, without limitation, in a fiduciary capacity, by an Exempt Person or by any other such officer, director or employee of an Exempt Person.

For all purposes of this Rights Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including any calculation for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date hereof.

(e) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of California or New York are authorized or obligated by law or executive order to close.

(f) “Close of Business” on any given date shall mean 5:00 P.M., San Francisco time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., San Francisco time, on the next succeeding Business Day.

(g) “Common Stock” when used with reference to the Company shall mean the common stock of the Company. “Common Stock” when used with reference to any Person other than the Company which shall be organized in corporate form shall mean the capital stock or other equity security with the greatest per share voting power of such Person or, if such Person is a Subsidiary of or is controlled by another Person, the Person which ultimately controls such first-mentioned Person. “Common Stock” when used with reference to any Person other than the Company which shall not be organized in corporate form shall mean units of beneficial interest which shall represent the right to participate in profits, losses, deductions and credits of such Person and which shall be entitled to exercise the greatest voting power per unit of such Person.

(h) “Common Stock Equivalents” shall have the meaning set forth in Section 11(a)(iii) hereof.

(i) “Current Market Price” shall have the meaning set forth in Section 11(d) hereof.

(j) “Current Value” shall have the meaning set forth in Section 11(a)(iii) hereof.

(k) “Distribution Date” shall have the meaning set forth in Section 3(a) hereof.

(l) “Equivalent Common Stock” shall have the meaning set forth in Section 11(b) hereof.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(o) “Exempt Person” shall mean the Company, any Subsidiary of the Company, any employee benefit plan or employee stock plan of the Company, or of any Subsidiary of the Company, or any Person, organized, appointed, established or holding Common Stock for or pursuant to the terms of any such plan.

(p) “Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(q) “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(r) “Flip-in Event” shall mean any event described in Section 11(a)(ii)(A), (B) or (C) hereof.

(s) “Flip-In Exercise Payment” shall have the meaning set forth in Section 11(a)(ii) hereof.

(t) “Flip-In Trigger Date” shall have the meaning set forth in Section 11(a)(iii) hereof.

(u) “Flip-Over Event” shall mean any event described in clause (x), (y) or (z) of Section 13(a) hereof.

(v) “Flip-Over Exercise Payment” shall have the meaning set forth in Section 13(a) hereof.

(w) “NASDAQ” shall have the meaning set forth in Section 9(b) hereof.

(x) “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity.

(y) “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(z) “Purchase Price” shall have the meaning set forth in Section 4(a) hereof.

(aa) “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(bb) “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(cc) “Right Certificate” shall have the meaning set forth in Section 3(a) hereof.

(dd) “Securities Act” shall mean the Securities Act of 1933, as amended.

(ee) “Stock Acquisition Date” shall mean the first date of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or such earlier date as a majority of the directors shall become aware of the existence of an Acquiring Person.

(ff) “Substitution Period” shall have the meaning set forth in Section 11(a)(iii) hereof.

(gg) “Subsidiary” of a Person shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the board of directors or other persons performing similar functions are Beneficially Owned, directly or indirectly, by such Person and any corporation or other entity that is otherwise controlled by such Person.

(hh) “Summary of Rights” shall have the meaning set forth in Section 3(b) hereof.

(ii) “Trading Day” shall have the meaning set forth in Section 11(d) hereof.

(jj) “Triggering Event” shall mean any event described in Section 11(a)(ii)(A), (B) or (C) or Section 13 hereof.

(kk) “Voting Power” shall mean the voting power of all securities of the Company then outstanding and generally entitled to vote for the election of directors of the Company.

Any determination required by the definitions contained in this Section 1 shall be made by the Board of Directors of the Company in its good faith judgment, which determination shall be binding on the Rights Agent and the holders of the Rights.

2. Appointment of Rights Agent.

The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. With the consent of the Rights Agent, the Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

3. Issuance of Right Certificates.

(a) Until the earlier of (i) the Stock Acquisition Date or (ii) the tenth day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than an Exempt Person) of, or of the first public announcement of the intent of any Person (other than an Exempt Person) to commence (which intention to commence remains in effect for five business days after such announcement), a tender or exchange offer upon the successful consummation of which such Person, together with its Affiliates and Associates, would be the Beneficial Owner, of 20% or more of the outstanding Common Stock (irrespective of whether any shares are actually purchased pursuant to any such offer) (including any such date which is after the date of this Rights Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced (subject to the provisions of Section 3(c) hereof) by the certificates for the Common Stock registered in the names of the holders of the Common Stock and not by separate Right Certificates, and (y) each Right will be transferable only in connection with the transfer of a share (subject to adjustment as hereinafter provided) of Common Stock. Upon the occurrence of a Distribution Date, the Company shall promptly notify the Rights Agent of the same and shall provide, or cause its transfer agent to provide, to the Rights Agent a list of the record shareholders of the Company. As soon as practicable after the Rights Agent receives such notice and list, the Rights Agent will mail, by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Distribution Date, as shown by the records of the Company, at the address of such holder shown on such records, a Right Certificate in substantially the form of Exhibit A hereto (“Right Certificate”) evidencing one Right for each share of Common Stock so held. As of and after the Distribution Date the Rights will be evidenced solely by such Right Certificates.

(b) On March 13, 1998 or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights to Purchase Common Stock, substantially in the form attached hereto as Exhibit B (“Summary of Rights”), by first-class, postage prepaid mail, to each record holder of Common Stock as of the Close of Business on March 13, 1998 at the address of such holder shown on the records of the Company.

(c) With respect to certificates for Common Stock outstanding as of March 13,1998, until the Distribution Date (or, if earlier, the Expiration Date), the Rights will be evidenced by such certificates for Common Stock registered in the names of the holders thereof together with a copy of the Summary of Rights. Until the Distribution Date (or, if earlier, the Expiration Date), the surrender for transfer of any certificate for Common Stock outstanding on March 13, 1998, with or without a copy of the Summary of Rights attached thereto, shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

(d) Certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after March 6, 1998 but prior to March 10, 2008 shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, as it may from time to time be supplemented or amended, between Roseville Communications Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, dated as of March 12, 1998 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of Roseville Communications Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Roseville Communications Company will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances, as provided in the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights may be limited as provided in Section 11(a)(ii) and Section 24 of the Rights Agreement.

Certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after March 10, 2008 but prior to the earlier of the Distribution Date or the Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend in substantially the following form:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, as it may from time to time be supplemented or amended, between SureWest Communications (formerly, Roseville Communications Company) and American Stock Transfer & Trust Company, as Rights Agent, originally dated as of March 12, 1998, and amended and restated on March 10, 2008 (the “Rights Agreement”), the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive office of SureWest Communications. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. SureWest Communications will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt by it of a written request therefor. Under certain circumstances, as provided in the Rights Agreement, Rights issued to or Beneficially Owned by Acquiring Persons or their Associates or Affiliates (as defined in the Rights Agreement) or any subsequent holder of such Rights may be limited as provided in Section 11(a)(ii) and Section 24 of the Rights Agreement.

With respect to such certificates containing the foregoing legends, the Rights associated with the Common Stock represented by such certificates shall, until the Distribution Date, be evidenced by such certificates alone, and registered holders of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any such certificate shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented thereby.

Notwithstanding this subsection (d), the omission of a legend shall not affect the enforceability of any part of this Rights Agreement or the rights of any holder of the Rights.

4. Form of Right Certificates.

(a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof), when, as and if issued, shall be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Rights Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the other provisions of this Rights Agreement, the Right Certificates evidencing the Rights issued on March 13, 1998, whenever such certificates are issued, shall be dated as of March 13, 1998, and the Right Certificates evidencing Rights to holders of record of Common Stock issued after March 13, 1998, shall be dated as of March 13, 1998, but shall also be dated to reflect the date of issuance of such Right Certificate. On their face, Right Certificates shall entitle the holders thereof to purchase, for each Right, one share of Common Stock, or other securities or property as provided herein, as the same may from time to time be adjusted as provided herein, at the price per share of $90.00, as the same may from time to time be adjusted as provided herein (the “Purchase Price”).

(b) Notwithstanding any other provision of this Rights Agreement, any Right Certificate that represents Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date Beneficially Owned by an Acquiring Person or any Affiliate or Associate thereof (or any transferee of such Rights) shall have impressed on, printed on, written on or otherwise affixed to it (if the Company or the Rights Agent has knowledge that such Person is an Acquiring Person or an Associate or Affiliate thereof or transferee of such Persons or a nominee of any of the foregoing) the following legend:

The beneficial owner of the Rights represented by this Right Certificate is an Acquiring Person or an Affiliate or Associate (as defined in the Rights Agreement) of an Acquiring Person or a subsequent holder of such Right Certificates beneficially owned by such Persons. Accordingly, under certain circumstances as provided in the Rights Agreement, this Right Certificate and the Rights represented hereby may be limited as provided in Section 11(a)(ii) and Section 24 of the Rights Agreement.

The provisions of Section 11(a)(ii) and Section 24 of this Rights Agreement shall be operative whether or not the foregoing legend is contained on any such Right Certificates.

5. Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company’s seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the Person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

(b) Following the Distribution Date, and receipt by the Rights Agent of the notice and list of record holders of Rights referred to in Section 3(a), the Rights Agent will keep or cause to be kept, at one of its offices designated pursuant to Section 28 hereof for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates, the date of each of the Right Certificates and the certificate numbers for each of the Right Certificates.

6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Section 14(b) hereof, at any time after the Close of Business on the Distribution Date and at or prior to the Close of Business on Expiration Date, any Right Certificate may be (a) transferred or (b) split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of shares of Common Stock as the Right Certificate surrendered then entitled such holder to purchase. Any registered holder desiring to transfer any Right Certificate shall surrender the Right Certificate at the office of the Rights Agent designated for such purposes with the form of assignment on the reverse side thereof duly endorsed (or enclose with such Right Certificate a written instrument of transfer in form satisfactory to the Company and the Rights Agent), duly executed by the registered holder thereof or such holder’s attorney duly authorized in writing, and with such signature duly guaranteed. Any registered holder desiring to split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate to be split up, combined or exchanged at the office of the Rights Agent designated for such purposes. The Right Certificates are transferable only on the registry books of the Rights Agent. Thereupon the Rights Agent shall countersign (by manual signature) and deliver to the person-entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates and the Rights Agent, prior to the delivery of a Right Certificate or Rights Certificates, may require evidence that any such tax or governmental charge has been paid.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, if requested by the Company, reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will execute and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

7. Exercise of Rights; Purchase Price; Expiration Date of Rights.

(a) The Rights shall become exercisable, and may be exercised to purchase Common Stock, except as otherwise provided herein, in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed (with such signature duly guaranteed), to the Rights Agent at the office designated by the Rights Agent, together with payment of the Purchase Price with respect to each Right exercised, subject to adjustment as hereinafter provided, at or prior to the Close of Business on the earlier of (i) March 10, 2018 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (such date being herein referred to as the “Redemption Date”) or (iii) the time at which all such Rights are exchanged as provided in Section 24 hereof (the earliest of (i), (ii) and (iii) being herein referred to as the “Expiration Date”). Except for those provisions herein which expressly survive the termination of this Rights Agreement, this Rights Agreement shall terminate at such time as the Rights are no longer exercisable hereunder.

(b) The Purchase Price and the number of shares of Common Stock or other securities or consideration to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof. The Purchase Price shall be payable in lawful money of the United States of America, in accordance with Section 7(c) hereof.

(c) Except as provided in Section 7(d) hereof, upon receipt of a Right Certificate with the form of election to purchase duly executed, accompanied by payment of the Purchase Price or so much thereof as is necessary for the shares to be purchased and an amount equal to any applicable tax or government charge, by cash, certified check or official bank check payable to the order of the Company or the Rights Agent, the Rights Agent shall thereupon promptly (i) requisition from any transfer agent of the Common Stock certificates for the number of shares of Common Stock so elected to be purchased and the Company will comply and hereby authorizes and directs such transfer agent to comply with all such requests, (ii) requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14(b) hereof and (iii) promptly after receipt of such Common Stock certificates cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and, after receipt promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when necessary to comply with this Rights Agreement.

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 6 and Section 14 hereof.

(e) Notwithstanding anything in this Rights Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

8. Cancellation and Destruction of Right Certificates.

All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled, by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

9. Reservation and Availability of Shares of Common Stock.

(a) The Company covenants and agrees that at all times it will cause to be reserved and kept available, out of and to the extent of its authorized and unissued shares of Common Stock not reserved for another purpose (and, following the occurrence of a Triggering Event, other securities) or held in its treasury, the number of shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) that, as provided in this Rights Agreement, will be sufficient to permit the exercise in full of all outstanding Rights, provided, however, that the Company shall not be required to reserve and keep available shares of Common Stock or other securities sufficient to permit the exercise in full of all outstanding Rights pursuant to the adjustments set forth in Section 11(a)(ii), Section 11(a)(iii) or Section 13 hereof unless, and only to the extent that, the Rights become exercisable pursuant to such adjustments.

(b) The Company shall (i) if trading of the Common Stock shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) use its best efforts to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Common Stock (and following the occurrence of a Triggering Event, other securities) issued or reserved for issuance upon exercise thereof to be reported by the NASDAQ or such other system then in use, and if the Common Stock shall become listed on any national securities exchange, to cause, from and after such time as the Rights become exercisable, the Rights and all shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) issued or reserved for issuance upon exercise thereof to be listed on such exchange upon official notice of issuance upon such exercise and (ii) if then necessary, to permit the offer and issuance of such shares of Common Stock (and, following the occurrence of a Triggering Event, other securities), register and qualify such shares of Common Stock (and, following the occurrence of a Triggering Event, other securities) under the Securities Act and any applicable state securities or “blue sky” laws (to the extent exemptions therefrom are not available), cause such registration statement and qualifications to become effective as soon as possible after such filing and keep such registration and qualifications effective until the earlier of the Redemption Date or the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. The Company shall promptly notify the Rights Agent whenever it makes a public announcement pursuant to this Section 9(b), and give the Rights Agent a copy of the announcement. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained and until a registration statement under the Securities Act (if required) shall have been declared effective.

(c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and following the occurrence of a Triggering Event, other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price in respect thereof), be duly and validly authorized and issued and fully paid and nonassessable shares in accordance with applicable law.

(d) The Company further covenants and agrees that it will pay when due and payable any and all taxes and government charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates for Common Stock (or other securities, as the case may be) upon exercise of Rights in a name other than that of, the registered holder of the Right Certificate, and the Company shall not be required to issue or deliver a Right Certificate or certificate for Common Stock (or other securities, as the case may be) to a person other than such registered holder until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

10. Common Stock Record Date.

Each Person in whose name any certificate for shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such rights was duly surrendered and payment of the Purchase Price (and any applicable taxes and government charges) was made.

11. Adjustments to Number and Kind of Shares, Number of Rights or Purchase Price.

The number and kind of shares subject to purchase upon the exercise of each Right, the number of Rights outstanding and the Purchase Price are subject to adjustment from time to time as provided in this Section 11.

(a) i) If the Company shall at any time after the date of this Rights Agreement (A) declare or pay any dividend on Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock into a greater number of shares, (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares or effect a reverse split of the outstanding shares of Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date, the holder thereof would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) Subject to Section 24, in the event

(A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Rights Agreement, directly or indirectly, (1) shall consolidate with or merge with and into the Company or any of its Subsidiaries or otherwise combine with the Company or any of its Subsidiaries and the Company or such Subsidiary shall be the continuing or surviving corporation of such consolidation, merger or combination and the Common Stock of the Company shall remain outstanding and no shares thereof shall be changed into or exchanged for stock or other securities of the Company or of any other Person or cash or any other property, or (2) shall, in one or more transactions, other than in connection with the exercise of a Right or Rights and other than in connection with the exercise or conversion of securities exercisable for or convertible into securities of the Company or of any Subsidiary of the Company, transfer any assets or property to the Company or any of its Subsidiaries in exchange (in whole or in part) for any shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries, or otherwise obtain from the Company or any of its Subsidiaries, with or without consideration, any additional shares of any class of capital stock of the Company or any of its Subsidiaries or any securities exercisable for or convertible into shares of any class of capital stock of the Company or any of its Subsidiaries (other than as part of a pro rata offer or distribution by the Company or such Subsidiary to all holders of such shares), or (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire (other than as a pro rata dividend) or dispose, to, from or with, as the case may be, in one transaction or a series of transactions, the Company or any of its Subsidiaries, assets (including securities) on terms and conditions less favorable to the Company or such Subsidiary than the Company or such Subsidiary would be able to obtain in arm’s-length negotiation with an unaffiliated third party, or (4) shall receive any compensation from the Company or any of its Subsidiaries for services other than compensation for employment as a regular or part-time employee, or fees for serving as a director, at rates in accordance with the Company’s (or its Subsidiary’s) past practices, or (5) shall receive the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or tax advantage provided by the Company or any of its Subsidiaries, or (6) shall engage in any transaction with the Company (or any of its Subsidiaries) involving the sale, license, transfer or grant of any right in, or disclosure of, any patents, copyrights, trade secrets, trademarks, knowhow or any other intellectual or industrial property rights recognized under any country’s intellectual property laws which the Company (including its Subsidiaries) owns or has the right to use on terms and conditions not approved by the Board of Directors; or

(B) any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person; or

(C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or any recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries (whether or not with or into or otherwise involving an Acquiring Person or any Affiliate or Associate of such Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries, or securities exercisable for or convertible into equity securities of the Company or any of its Subsidiaries, which is directly or indirectly beneficially owned by any Acquiring Person or any Affiliate or Associate of any Acquiring Person;

then, except as otherwise provided in this Section 11, each holder of a Right shall thereafter have a right to receive for each Right, upon payment of an amount equal to the product of the then current Purchase Price per share and the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-In Event (the “Flip-In Exercise Payment”) and exercise of a Right in accordance with the terms of this Rights Agreement, such number of shares of Common Stock as shall equal the result obtained by dividing the Flip-In Exercise Payment by 50% of the Current Market Price per share of Common Stock on the date of the first occurrence of a Flip-In Event (such number of shares is herein called the “Adjustment Shares”); provided that the Purchase Price per share and the number of Adjustment Shares shall be further adjusted as provided in this Rights Agreement to reflect any events occurring after the date of such first occurrence; and provided, further, that if the transaction that would otherwise give rise to the foregoing adjustment is also subject to the provisions of Section 13 hereof, then only the provisions of Section 13 hereof shall apply and no adjustment shall be made pursuant to this Section 11(a)(ii).

Notwithstanding the foregoing, the adjustment pursuant to this Section 11(a)(ii) shall not occur with respect to any Rights that are or were at any time on or after the earlier of the Stock Acquisition Date or the Distribution Date beneficially owned by the Acquiring Person or any Associate or Affiliate of the Acquiring Person which is or was involved in or which caused or facilitated, directly or indirectly, the event or transaction or transactions listed above in this Section 11(a)(ii) in respect of which such adjustment occurs (or any subsequent transferee of such Rights), and upon exercise of such Rights, the holders thereof shall continue to receive upon exercise the number of shares of Common Stock otherwise provided for herein without giving effect to such adjustment.

(iii) If the number of shares of Common Stock which are authorized by the Company’s Articles of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii) and the Rights shall become exercisable, to the extent permitted by applicable law and any agreements in effect on the date hereof to which the Company is a party, the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) and (B) with respect to each Right, upon exercise of such Right, issue shares of Common Stock to the extent available for the exercise in full of such Right and, to the extent shares of Common Stock are not so available, make adequate provision to substitute for the Adjustment Shares not received upon exercise of such Right (1) cash, (2) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the Common Stock, are deemed in good faith by the Board of Directors of the Company to have substantially the same value as shares of Common Stock (such shares or units of shares of preferred stock are herein called “Common Stock Equivalents”), (3) debt securities of the Company, (4) other assets, or (5) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value, where such aggregate value has been determined in good faith by the Board of Directors of the Company based upon the advice of a nationally recognized independent investment banking firm selected in good faith by the Board of Directors of the Company; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty days following the later of (x) the first occurrence of a Flip-In Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein a the “Flip-In Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the excess of the Current Value over the Purchase Price. If the Board of Directors of the Company shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty day period set forth above may be extended to the extent necessary, but not more than ninety days after the Flip-In Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such thirty day period, as it may be extended, is herein called the “Substitution Period”). To the extent that the Company determines that some action need be taken pursuant to the first and/or second sentence of this Section 11(a)(iii), the Company (x) shall provide, subject to the last sentence of Section 11(a)(ii) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercise of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercise of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect (and the Company shall promptly notify the Rights Agent of the same, and give the Rights Agent a copy of any announcement). For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-In Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date. The Company’s Board of Directors may, but shall not be required to, establish procedures to allocate the right to receive Common Stock upon the exercise of the Rights among holders of Rights pursuant to this Section 11(a)(iii).

(b) In case the Company shall fix a record date for the issuance of rights (other than the Rights), options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five calendar days after such record date) Common Stock, shares having the same rights, privileges and preferences as the Common Stock (“Equivalent Common Stock”) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Equivalent Common Stock (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding, on such record date, plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

(c) In case the Company shall fix a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Common Stock and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

(d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the thirty consecutive Trading Days immediately prior to and not including such date, and for purpose of computations made pursuant to Section 11(a)(iii) hereof, the Current Market Price per share of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of the Common Stock for the ten consecutive Trading Days immediately following and not including such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of the Common Stock of (i) any dividend or distribution on the Common Stock (other than a regular quarterly cash dividend and other than the Rights), (ii) any subdivision, combination or reclassification of the Common Stock, and prior to the expiration of the requisite thirty Trading Day or ten Trading Day period, as set forth above, the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification occurs, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, “Current Market Price” per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

(e) Anything herein to the contrary notwithstanding, no adjustment, in the Purchase price shall be required unless such adjustment would require an increase or decrease of at least one percent in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share, as the case may be.

(f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 11, and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(i) The Company may elect on or after the date of any adjustment of the Purchase Price or any adjustment to the number of shares of Common Stock for which a Right may be exercised, to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made (and the Company shall promptly notify the Rights Agent of the same, and give the Rights Agent a copy of any announcement). This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates to be so distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder.

(k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock or other capital stock issuable upon exercise of the Rights, the Company shall take any corporate action, including using its best efforts to obtain any required shareholder approvals, which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock or other capital stock at such adjusted Purchase Price. If upon any exercise of the Rights, a holder is to receive a combination of Common Stock and Common Stock Equivalents, a portion of the consideration paid upon such exercise, equal to at least the then par value of a share of Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

(l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for, a specified event, the Company may elect to defer (and notify the Rights Agent of the same) until the occurrence of such event the issuance to the holder of any Right exercised after such, record date the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares of Common Stock and other capital stock or securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in their good faith judgment the Board of Directors of the Company shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance for cash of any shares of Common Stock at less than the Current Market Price, (iii) issuance for cash of shares of Common Stock or securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this Section 11, hereafter made by the Company to holders of its Common Stock shall not be taxable to such shareholders.

(n) The Company covenants and agrees that it shall not, at any time after the Distribution Date, (i) consolidate with any other Person, (ii) merge with or into any other Person, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons if (x) at the time of or immediately after such consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the shareholders of the Person who constitutes, or would constitute, the “Principal Party” for purposes of Section 13(a) hereof shall have received a distribution of Rights previously owned-by such Person or any of its Affiliates and Associates. The Company shall not consummate any such consolidation, merger or sale unless prior thereto the Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing compliance with this subsection.

(o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23, Section 24 or Section 29 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended, to be afforded by the Rights.

12. Certification of Adjustments.

Whenever an adjustment is made as provided in Sections 11 or 13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief, reasonably detailed statement of the facts, computations and methodology giving rise to such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section 27 hereof. Notwithstanding the foregoing sentence, the failure of the Company to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any certificate prepared by the Company pursuant to Sections 11 and 13 and on any adjustment therein contained and shall have no duties with respect to and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate. Any adjustment to be made pursuant to Sections 11 and 13 of this Rights Agreement shall be effective as of the date of the event giving rise to such adjustment.

13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, at any time on or after the Distribution Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person or Persons and the Company shall not be the surviving or continuing corporation of such consolidation or merger, or (y) any Person or Persons shall consolidate with, or merge with and into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or of the Company or cash or any other property [other than, in the case of the transactions described in subparagraphs (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such transactions], or (z) the Company or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer to any other Person or any Affiliate or Associate of such Person, in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), then, on the first occurrence of any such event, proper provision shall be made so that (i) each holder of record of a Right shall thereafter have the right to receive, upon payment of an amount equal to the product of the then current Purchase Price per share and the then number of shares of Common Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if a Flip-In Event hereof has occurred prior to the first occurrence of a Flip-Over Event, multiplying the Purchase Price per share in effect immediately prior to the first occurrence of a Flip-In Event by the number of shares of Common Stock for which a Right was exercisable immediately prior to such first occurrence of a Flip-In Event) (the “Flip-Over Exercise Payment”) and the exercise of a Right in accordance with the terms of this Rights Agreement, such number of shares of validly issued, fully paid and nonassessable and freely tradable Common Stock of the Principal Party not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by dividing the Flip-Over Exercise

Payment by 50% of the Current Market Price (determined as provided in Section 11(d) hereof with respect to the Common Stock) per share of the Common Stock of such Principal Party on the date of consummation of such Flip-Over Event (or the fair market value on such date of other securities or property of the Principal Party, as provided for herein); provided that the Purchase Price per share and the number of shares of Common Stock of such Principal Party issuable upon exercise of each Right shall be further adjusted as provided in this Agreement to reflect any events occurring after the date of the first occurrence of a Flip-Over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-Over Event, all the obligations and duties of the Company pursuant to this Rights Agreement; (iii) the term “Company” for all purposes of this Rights Agreement shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall only apply to such Principal Party following the first occurrence of a Flip-Over Event; and (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; provided, however, that, upon the subsequent occurrence of any merger, consolidation, sale of all or substantially all assets, recapitalization, reclassification of shares, reorganization or other extraordinary transaction in respect of such Principal Party, each holder of a Right shall thereupon be entitled to receive, upon exercise of a Right, such cash, shares, rights, warrants and other property which such holder would have been entitled to receive had he, at the time of such transaction, owned the shares of Common Stock of the Principal Party purchasable upon the exercise of a Right, and such Principal Party shall take such steps (including, but not limited to, reservation of shares of stock), as may be necessary to permit the subsequent exercise of the Rights in accordance with the terms hereof for such cash, shares, rights, warrants and other property.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in (x) or (y) of the first sentence of Section 13(a) hereof; (A) the Person that is the issuer of the securities into which shares of Common Stock of the Company are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer the Common Stock of which has the greatest market value or (B) if no securities are so issued, (x) the Person that is the other party to the merger or consolidation and that survives said merger or consolidation, or, if there is more than one such Person, the Person the Common Stock of which has the greatest market value or (y) if the Person that is the other party to the merger or consolidation does not survive the merger or consolidation, the Person that does survive the merger or consolidation (including the Company if it survives); and

(ii) in the case of any transaction described in (z) of the first sentence in Section 13(a) hereof, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets or earning power so transferred or if the Person receiving the greatest portion of the assets or earning power cannot be determined, whichever of such Persons as is the issuer of common stock having the greatest market value of shares outstanding; provided, however, that in any such case described in the foregoing (b)(i) or (b)(ii), (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, the term “Principal Party” shall refer to such other Person, or (2) if such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of all of which are and have been so registered, the term Principal Party shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares outstanding, or (3) if such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in clauses (1) and (2) above shall apply to each of the owners having an interest in the joint venture as if the Person owned by the joint venture was a Subsidiary of both or all of such joint venturers, and the Principal Party in each such case shall bear the obligations set forth in this Section 13 in the same ratio as its interest in such Person bears to the total of such interests.

(c) The Company shall not consummate any consolidation, merger, sale, disposition, or transfer referred to in Section 13(a) unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and the Principal Party involved therein shall have executed and delivered to the Rights Agent an agreement confirming that the requirements of Sections 13 (a) and (b) hereof shall promptly be performed in accordance with their terms and that such consolidation, merger, sale or transfer of assets shall not result in a default by the Principal Party under this Rights Agreement as the same shall have been assumed by the Principal Party pursuant to Sections 13(a) and (b) hereof and further providing that, as soon as practicable after executing such agreement pursuant to this Section 13, the Principal Party at its own expense shall:

(i) prepare and file a registration statement under the Securities Act, if necessary, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, use its best efforts to cause such registration statement to become effective as soon as practicable after such filing and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Securities Act), until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

(ii) use its best efforts, if the Common Stock of the Principal Party shall become listed on a national securities exchange, to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on such securities exchange and, if the Common Stock of the Principal Party shall not be listed on a national securities exchange, to cause the Rights and the securities purchasable upon exercise of the Rights to be reported by NASDAQ or such other system then in use;

(iii) deliver to holders of the Rights historical financial statements for the Principal Party which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act; and

(iv) obtain waivers of any rights of first refusal or preemptive rights in respect of the shares of Common Stock of the Principal Party subject to purchase upon exercise of outstanding Rights.

In the event that any of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a transaction described in Section 11(a)(ii) hereof, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 13(a). The provisions of this Section 13 shall similarly apply to all successive Flip-Over Events.

(d) Furthermore, in case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized, securities or in its Articles of Incorporation or By-laws or other instrument governing its corporate affairs, which provision would have the effect of (i) causing such Principal Party to issue, in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, shares of Common Stock of such Principal Party at less than the then Current Market Price per share (determined pursuant to Section 11(d) hereof) or securities exercisable for, or convertible into, Common Stock of such Principal Party at less than such then Current Market Price (other than to holders of Rights pursuant to this Section 13) or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Stock of such Principal Party pursuant to the provisions of Section 13; then, in such event, the Company hereby agrees with each holder of Rights that it shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the holders of record of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the then current market value of a whole Right. For the purposes of this Section 14(a), the then current market value of a Right shall be determined in the same manner as the Current Market Price of a share of Common Stock shall be determined pursuant to Section 11(d) hereof.

(b) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares. In lieu of issuing fractions of shares of Common Stock, there shall be paid to the holders of record of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the then current market value of a share of Common Stock. For purposes of this Section 14(b), the then current market value of a share of Common Stock shall be the Current Market Price thereof as determined pursuant to Section 11(d) hereof.

(c) The holder of a Right by the acceptance of a Right expressly waives his right to receive any fractional Right or any fractional shares upon exercise of a Right.

(d) Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Company shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payment and the prices and/or formula utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to and shall not be deemed to have knowledge of any payment for fractional Rights or fractional shares under this Section 14 unless and until it shall have received such a certificate and sufficient monies.

15. Rights of Action.

All rights of action in respect of this Rights Agreement, other than any rights of action vested in the Rights Agent pursuant to this Rights Agreement, are vested in the respective holders of record of the Right Certificates (and, prior to the Distribution Date, the holders of record of the Common Stock); and any holder of record of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company or any other Person to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Rights Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and, accordingly, that they will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement. Holders of Rights shall be entitled to recover the reasonable costs and expenses, including attorneys’ fees, incurred by them in any action to enforce the provisions of this Rights Agreement.

16. Agreement of Right Holders.

Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, the Rights will not be evidenced by a Right Certificate and will be transferable only in connection with the transfer of Common Stock;

(b) after the Distribution Date, the Right Certificates will be transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer;

(c) the Company and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent or the transfer agent of the Common Stock) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, judgment or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree, judgment or ruling lifted or otherwise overturned as soon as possible.

17. Right Certificate Holder Not Deemed a Shareholder.

No holder of a Right, as such, shall be entitled to vote, receive dividends in respect of or be deemed for any purpose to be the holder of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote in the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 27 hereof), or to receive dividends or subscription rights in respect of any such stock or securities, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the preparation, delivery, amendment, administration and execution of this Rights Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, settlement demand, settlement, cost or expense incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent for any action taken, suffered or omitted by the Rights Agent in connection with the acceptance and administration of this Rights Agreement, including, without limitation, the cost and expenses of defending against any claim of liability. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Rights Agreement.

(b) The Rights Agent shall be authorized and protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with the acceptance and administration of this Rights Agreement in reliance upon any Right Certificate, certificate for Common Stock or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, guaranteed, verified or acknowledged, by the proper Person or Persons. The Rights Agent shall be fully protected in relying upon any certificate or notice provided to it hereunder by the Company, and the Rights Agent shall not have any duty or notice hereunder until such certificate or notice is delivered by the Company to the Rights Agent.

(c) Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, of any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Rights Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Rights Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and, in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Rights Agreement.

20. Duties of Rights Agent.

The Rights Agent undertakes the duties and obligations, and only the duties and obligations expressly imposed by this Rights Agreement (and no implied duties or obligations) upon the following terms and conditions, all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent, and the Rights Agent shall incur no liability for or in respect of, any action taken, suffered or omitted to be taken by it in good faith and in accordance with such advice or opinion.

(b) Whenever in the performance of its duties under this Rights Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any acquiring Person) be proved or established by the Company prior to taking, suffering or omitting any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken, suffered or omitted in good faith by it under the provisions of this Rights Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Rights Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any liability or responsibility in respect of the validity of this Rights Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Rights Agreement or in any Right Certificate; nor shall, it be responsible for any adjustment required under the provisions of Sections 11, 13, 23 or 24 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a Certificate furnished pursuant to Section 12 describing any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Rights Agreement or any Right Certificate or as to whether any shares of Common Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Rights Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman, President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and such instructions shall be full authorization and protection to the Rights Agent and the Rights Agent shall incur no liability for or in respect of any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 20(c) hereof, the Rights Agent shall not be liable for any action taken or suffered by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Rights Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person or legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either by itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or any other Person resulting from any such act, default, neglect or misconduct, absent gross negligence, bad faith or willful misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it believes that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

21. Change of Rights Agent.

The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Rights Agreement upon 30 days notice in writing mailed to the Company and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause) upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting; the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the holder of record of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any State thereof, in good standing, which is authorized under such laws to do business in such jurisdiction and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by a corporation described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

22. Issuance of New Right Certificates.

Notwithstanding any of the provisions of this Rights Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the purchase price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Rights Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel, that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued, if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof.

23. Redemption.

(a)   (ii) The Board of Directors of the Company may, at its option, at any time, prior to the earlier of (x) the occurrence of a Stock Acquisition Date or (y) the Close of Business on the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $0.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”).

(ii) Notwithstanding anything contained in this Rights Agreement to the contrary, the Board of Directors of the Company may redeem all but not less than all of the then outstanding Rights at the Redemption Price following the occurrence of a Stock Acquisition Date but prior to any Flip-Over Event in connection with a Flip-Over Event in which all holders of Common Stock are treated alike and not involving (other than as a holder of Common Stock being treated like all other such holders) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person in which such Acquiring Person, Affiliate or Associate has an interest, or any other Person or Persons acting directly or indirectly on behalf of or in association with any such Acquiring Person, Affiliate or Associate.

(b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price, without any interest thereon. Within 10 days after the Redemption Date, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by, in case of notice to holders, mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. The failure to give notice required by this Section 23(b) or any defect therein shall not affect the legality or validity of the action taken by the Company.

(c) In the case of a redemption permitted under Section 23(a), the Company may, at its option and upon prior written notice to the Rights Agent, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such, action, all outstanding Right Certificates shall be null and void without any further action by the Company.

24. Exchange of Rights for Common Stock.

(a) The Board of Directors of the Company may, at its option, at any time after the occurrence of a Flip-In Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that do not receive adjustments upon the occurrence of a Flip-In Event) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio, being hereinafter referred to as the “Exchange Ratio”).

(b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of the holders of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice and notify the Rights Agent of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which do not receive adjustments upon the occurrence of a Flip-In Event) held by each holder of Rights.

(c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

(d) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this subsection (d), the current market value of a whole share of Common Stock shall be the Current Market Price of a share of Common Stock (as defined in Section 11(d) hereof for the purposes of computations made other than pursuant to Section 11(a)(iii)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

25. Determinations and Actions by the Board of Directors.

The Board of Directors shall have the exclusive power and authority to administer this Rights Agreement and to exercise the rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Rights Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Rights Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Rights Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend or not amend this Rights Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board of Directors in good faith, including but not limited to those made under Sections 1 and 11 hereunder, (x) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights, as such, and all other Persons, and (y) not subject the Board to any liability to the holders of the Rights.

26. Three Year Independent Director Evaluation.

A committee of the Company’s Board of Directors shall review this Rights Agreement in order to consider whether the maintenance of this Rights Agreement continues to be in the best interests of the Company and its stockholders. Such committee shall conduct such review periodically when, as and in such manner as the committee deems appropriate, after giving due regard to all relevant circumstances; provided, however, that the committee shall take such action at least every three years following the date hereof. Following each such review, such committee will report its conclusions to the full Board of Directors, including any recommendation in light thereof as to whether this Rights Agreement should be modified or the Rights should be redeemed. Such committee shall be comprised only of directors of the Company who shall have been determined by the Company’s Board of Directors to be independent under NASDAQ listing standards, or, if the Common Shares are listed on a national exchange, such national exchange’s listing standards. Such committee is authorized to retain such legal counsel, financial advisors and other advisors as the committee deems appropriate in order to assist the committee in carrying out its foregoing responsibilities under this Rights Agreement. Such committee shall initially be the Nominating and Governance Committee of the Company’s Board of Directors, provided that the Board of Directors may, at its discretion, delegate this review to another committee of independent directors pursuant to this provision.

27. Notice of Proposed Actions.

(a) In case the Company, after the Distribution Date, shall propose (i) to effect any of the transactions referred to in Section 11(a)(i) or to pay any dividend to the holders of record of its Common Stock payable in stock of any class or to make any other distribution to the holders of record of its Common Stock (other than a regular periodic cash dividend), or (ii) to offer to the holders of record of its Common Stock or options, warrants, or other rights to subscribe for or to purchase shares of Common Stock (including any security convertible into or exchangeable for Common Stock) or shares of stock of any class or any other securities, options, warrants, convertible or exchangeable securities or other rights, or (iii) to effect any reclassification of its Common Stock or any recapitalization or reorganization of the Company, or (iv) to effect any consolidation or merger with or into, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons, or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to the Rights Agent and to each holder of record of a Right Certificate, in accordance with Section 28 hereof, notice of such proposed action, which shall specify the record date for the purposes of such transaction referred to in Section 11(a)(i), or such dividend or distribution, or the date on which such reclassification, recapitalization, reorganization, consolidation, merger, sale or transfer of assets, liquidation, dissolution or winding up is to take place and the record date for determining participation therein by the holders of record of Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of record of the Common Stock for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking, of such proposed action or the date of participation therein by the holders of record of Common Stock, whichever shall be the earlier.

(b) In case any of the transactions referred to in Section 11(a)(ii) or Section 13 of this Rights Agreement are proposed, then, in any such case, the Company shall give to the Rights Agent and to each holder of Rights, in accordance with Section 28 hereof, notice of the proposal of such transaction at least 10 days prior to consummating such transaction, which notice shall specify the proposed event and the consequences of the event to holders of Rights under Section 11(a)(ii) or Section 13 hereof, as the case may be, and, upon consummating such transaction, shall similarly give notice thereof to each holder of Rights.

(c) The failure to give notice required by this Section 27 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

28. Notices.

Notices or demands authorized by this Rights Agreement to be given or made by the Rights Agent or by the holder of record of any Right Certificate or Right to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another, address is filed in writing with the Rights Agent) as follows:

SUREWEST COMMUNICATIONS
200 Vernon Street
Roseville, California 95678
Attention: Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Rights Agreement to be given or made by the Company or by the holder of record of any Right Certificate or Right to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

AMERICAN STOCK TRANSFER & TRUST COMPANY
6201 15th Avenue
Brooklyn, NY 11219
Attention: Barry S. Rosenthal, Vice President

Notices or demands authorized by this Rights Agreement to be given or made by the Company or the Rights Agent to the holder of record of any Right Certificate or Right shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent.

29. Supplements and Amendments.

Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Rights Agreement without the approval of any holders of certificates representing Common Shares, with the understanding that the Rights Agent need not agree to any amendment or supplement that modifies or otherwise affects its duties or obligations hereunder. From and after the Distribution Date, the Company and the Rights Agent may from time to time supplement or amend this Rights Agreement without approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, (iii) shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 29, and if requested by the Rights Agent, an opinion of counsel, the Rights Agent shall execute such supplement or amendment unless the Rights Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this Rights Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

30. Successors.

All of the covenants, and provisions of this Rights Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

31. Benefits of this Rights Agreement.

Nothing in this Rights Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Rights Agreement; but this Rights Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of record of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

32. California Contract.

This Rights Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made solely by California residents and performed entirely within such state; except that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

33. Counterparts.

This Rights Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

34. Descriptive Headings.

Descriptive headings of the several sections of this Rights Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

35. Severabi1ity.

If any term, provision, covenant or restriction of this Rights Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder, of the terms, provisions, covenants and restrictions of this Rights Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Rights Agreement to be duly executed, all as of the day and year first above written.

ATTEST:	SUREWEST COMMUNICATIONS,
a California corporation

By: /s/ Scott Sommers	By: /s/ Philip Grybas
Name: Scott Sommers	Name: Philip Grybas
Title: VP and Treasurer	Title: Senior VP and CFO

ATTEST:	AMERICAN STOCK TRANSFER & TRUST COMPANY

By: /s/ Susan Silber	By: /s/ Herbert J. Lemmer
Name: Susan Silber	Name: Herbert J. Lemmer
Title: Assistant Secretary	Title: Vice President

EXHIBIT A

[Form of Right Certificate]

Certificate No. __	__________ Rights

NOT EXERCISABLE AFTER MARCH 10, 2018 OR EARLIER IF REDEEMED OR EXCHANGED. AT THE OPTION OF THE COMPANY, THE RIGHTS MAY BE REDEEMED AT $0.01 Of PER RIGHT OR EXCHANGED FOR COMMON STOCK ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. IN THE EVENT THAT THE RIGHTS REPRESENTED BY THIS CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON OR A TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY SUCH PERSONS, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BE SUBJECT TO CERTAIN LIMITATIONS IN THE CIRCUMSTANCES SPECIFIED IN SECTION 11(a)(ii) OF THE RIGHTS AGREEMENT.

RIGHT CERTIFICATE

SUREWEST COMMUNICATIONS

This certifies that ______________________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, originally dated as of March 12, 1998, as amended and restated as of March 10, 2008 (as amended and restated, the “Rights Agreement”), between SUREWEST COMMUNICATIONS, a California corporation formerly known as Roseville Communications Company (the “Company”), and AMERICAN STOCK TRANSFER & TRUST COMPANY (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (San Francisco time) on March 10, 2018 at the office of the Rights Agent, or its successors as Rights Agent, designated for such purposes, one fully paid and nonassessable share of Common Stock of the Company (“Common Stock”) at a purchase price of $90.00 per share, as the same may from time to time be adjusted in accordance with the Rights Agreement (“Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed.

As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than shares of Common Stock, or other property, may be acquired upon exercise of the Rights evidenced by this Right Certificate, as provided in the Rights Agreement.

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This Right Certificate is subject to all of the terms, covenants and restrictions of the Rights Agreement, which terms, covenants and restrictions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company.

This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, at any time prior to the earlier of (i) the occurrence of a Stock Acquisition Date (as such term is defined in the Rights Agreement) or (ii) the Final Expiration Date, the Rights evidenced by title Certificate may be redeemed by the Company at its option at a redemption price of $0.01 per Right or exchanged by the Company at its option in whole or in part for shares of Common Stock.

No fractional shares of Common Stock shall be issued upon the exercise or exchange of any Right or Rights evidenced hereby, and in lieu thereof as provided in the Rights Agreement, fractions of shares of Common Stock shall receive an amount in cash equal to the same fraction of the then Current Market Price (as such term is defined in the Rights Agreement) of a share of Common Stock.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, as any of the rights of a shareholder of the Company or any right to vote in the election of directors; or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting shareholders (other than certain actions specified in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised or exchanged as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

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WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of March 13, 1998.

ATTEST:	SUREWEST COMMUNICATIONS
(formerly Roseville Communications
Company)
______________________________________
Secretary	By: ___________________________________
Title:

COUNTERSIGNED:

By ____________________________________
Authorized Signature

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EXHIBIT A - FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED ______________________________ hereby sells, assigns and transfers unto

(Please print name and address of transferee)

the Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________, attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated: ____________________________________	_______________________________________
Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

_____________________________________________

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

________________________________________
Signature

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FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)

To: SUREWEST COMMUNICATIONS

The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Common Shares issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares (or other securities) be issued in the name of and delivered to:

(Please print name and address)

(Please insert social security or other identifying number)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Please print name and address)

(Please insert social security or other identifying number)

Dated: ____________________, _____

Signature: ____________________

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

□ (1) the Rights evidenced by this Right Certificate are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

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□ (2) after due inquiry and to the best knowledge of the undersigned, it did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated: ____________________, _____

Signature: ____________________

Signature Guaranteed:

NOTICE

The signatures to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

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EXHIBIT B

SUREWEST COMMUNICATIONS
OVERVIEW OF THE SHAREHOLDER RIGHTS PLAN

The following is a general overview of the principal aspects of the Shareholder Rights Plan adopted by the Board of Directors of SureWest Communications (formerly Roseville Communications Company) (the “Company”). A more detailed summary of the terms of the Plan is attached.

Purpose of the Plan. The Plan is designed to protect the interests of SureWest Communications shareholders in the event of an unsolicited takeover attempt. It is intended to encourage a potential acquiror to work with SureWest Communication’s Board of Directors to determine if a business combination is in the best long-term interests of the shareholders, and if so, to negotiate a fair price that adequately reflects the Company’s long-term potential value. It is not intended to prevent a takeover, but rather to prevent abusive takeover tactics.

In today’s unsettled stock markets, there exists a risk of acquisition attempts at unfair and inadequate prices. In addition, open-market accumulations of large blocks of stock and partial or two-tier offers that do not treat shareholders equally can deprive shareholders of the full value of their shares. SureWest Communication’s Board believes the Plan will provide the Board the ability to guard against these tactics.

Deterrent Effect of the Plan. If a potential acquiror attempts to takeover SureWest Communications without the approval of the Board of Directors, the Plan provides that, when certain events occur, shareholders (other than the acquiror) will have the right to purchase SureWest Communications stock at a 50 percent discount from market value. Exercise of the Rights under these circumstances would dilute the acquiror’s interest and result in additional outstanding shares that then also would have to be purchased by the acquiror to gain Ownership of SureWest Communications. In this way, the dilutive impact of the Rights would make a non-negotiated takeover attempt more expensive, which should deter hostile acquisition attempts.

It is important to note the Shareholder Rights Plan will not preclude either a proxy contest or a tender or exchange offer for all shares of the Company if that offer is determined by the Board of Directors to be both adequate and otherwise in the best interests of the Company and its shareholders. Accordingly, the Shareholder Rights Plan should not deter a prospective offeror willing to negotiate in good faith with the Board of Directors. The Board believes such a course is preferable to hostile actions calculated to deprive the Board and shareholders of their ability to determine the Company’s destiny and, potentially, to favor some shareholders at the expense of others.

Reason for the Board’s Adoption of the Plan. The Board did not adopt the Shareholder Rights Plan in response to any specific effort to acquire control of the Company. The Board adopted the Shareholder Rights Plan in the belief it provides the best available means of protecting your right to retain the full value of your equity investment in the Company.

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Description of the Rights Distributed to Shareholders. The Plan adopted by the Board provides that each SureWest Communications shareholder of record on March 13, 1998 will receive one Right for each share of SureWest Communications Common Stock owned on that date. Initially, each Right will entitle the holder to purchase one share of SureWest Communications Common Stock for $90. The Rights will trade automatically with the Company’s Common Stock and are not initially exercisable. The Rights only become exercisable if and when the circumstances addressed by the Shareholder Rights Plan arise.

Generally speaking, there are two different events that could result in the Rights becoming exercisable. One event is any accumulation by a potential acquiror of 20 percent or more of SureWest Communications Common Stock. The other event would be an announcement by a potential acquiror of a tender or exchange offer that would result in the acquiror’s ownership of 20 percent or more of SureWest Communications Common Stock, in which case the Rights would become exercisable 10 days after the announcement, or such later date as the Board may decide. Once exercisable, the Rights would trade separately from the Common Stock and you would receive by mail a separate Right Certificate from SureWest Communications.

Events Triggering the 50 Percent Discount. The Rights change from the right to buy one share for $90 to the right to buy $180 worth of stock for the same $90 if a potential acquiror acquires 20 percent or more of SureWest Communications Common Stock or if the acquiror merges with SureWest Communications or engages in other types of business combinations or “self-dealing” transactions with SureWest Communications.

Effect of a Merger of SureWest Communications into Another Company. If an acquiror has purchased 20 percent or more of SureWest Communications Common Stock and SureWest Communications is then merged into another company, the Rights would change into rights to purchase $180 worth of Common Stock of the acquiring company for a price of $90. For example, if the acquiring company’s common stock is trading at $50 a share and a shareholder exercises the Right for $90, he or she would receive four shares of the acquiring company’s stock.

Not an Impediment to Fair Deals. The Board adopted the Shareholder Rights Plan to encourage fair negotiations between a potential acquiror and the Board and to prevent abusive takeover tactics. The Rights will not impede an acquisition plan which the Board determines to have a purchase price representing fair value for SureWest Communications shareholders and is otherwise in the best long-term interests of the Company and the shareholders.

Transferability of Rights Before They Become Exercisable. If you sell your shares of SureWest Communications Common Stock before the Rights become exercisable, your Rights would be sold with your Common Stock and would belong to the purchaser of your stock.

Effect of Rights on Stock Value. Your current holdings are not affected by the Shareholder Rights Plan. The issuance of the Rights will not weaken SureWest Communications financial strength in any way. Since the Rights become exercisable only if a potential acquiror attempts any of the transactions mentioned above, the Rights do not have any immediate dilutive effect nor do they affect reported earnings per share.

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Calculation of Exercise Price. The Board of Directors determined that $90 for each share of SureWest Communications Common Stock is a fair estimation of the long-term value of SureWest Communications Common Stock.

Tax Effects. The initial distribution of the Rights should have no federal income tax implications.

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SureWest Communications
SUMMARY OF TERMS OF SHAREHOLDER RIGHTS PLAN.

1.	Nature of Right:	When exercisable, each Right initially will entitle the holder to purchase one share of the Common Stock of SureWest Communications (the “Company”) for $90.

2.	Means of Distribution:
The Rights were distributed to holders of the Company’s outstanding Common Stock on March 13, 1998 as a dividend of one Right for each share of Common Stock. The Rights also attach to all future issuances of Common Stock.

3.	Exercisability:
Rights become exercisable for one share on the earlier of: (i) the acquisition of, or the public announcement of the intent of any person or group (an “Acquiring Person”) to acquire, without the approval of the Board of Directors (the “Board”), beneficial ownership of 20% or more of the Company’s outstanding Common Stock, or (ii) the tenth day (unless extended, by the Board) following the commencement of, or announcement of an intention to commence, a tender offer which would result in the offeror owning 20% or more of the outstanding Common Stock of the Company (the earliest of such dates is referred to as the “Initial Exercise Date”). Rights may be transferred separately from the Common Stock once they are exercisable.

4.	Exercise Price:	$90 per share, which is the amount that in the judgment of the Board represents the long-term value of a share of SureWest Communications Common Stock (the “Exercise Price”).

5.	Term:	The Rights will expire on March 10, 2018, unless earlier redeemed or exchanged by the Company as described below.

6.	Redemption of Rights:	The Board may redeem the Rights at a price of $0.01 per Right at any time until the date a person becomes an Acquiring Person (the “Stock Acquisition Date”).

7.	Rights in Event of Business Combination:
If after the Initial Exercise Date the Company or more than 50% of its assets is acquired in a merger or similar transaction, each holder of a Right may purchase for $90 a number of shares of common stock of the acquiring company having a current market value equal to $180. Both the initial Exercise Price of $90 per share and the number of shares purchasable through exercise of a Right are subject to adjustment for stock splits, reverse stock splits, stock dividends, etc.

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8.	Rights in Event of Self-Dealing Transaction or Acquisition of Substantial Amount of Common Stock:
If an Acquiring Person engages in certain self-dealing transactions with the Company, or a person becomes the beneficial owner of 20% or more of the outstanding Common Stock, each holder of a Right may purchase for $90 a number of shares of Common Stock with a market value equal to $180. If insufficient authorized shares of Common Stock are available for issuance, the Company will deliver to the Rights holders cash or other property so that the aggregate value received is equal to $180.

Self-dealing transactions are defined to include a merger of an Acquiring Person, into the Company in which the Common Stock remains outstanding and unchanged, the issuance of securities of the Company to an Acquiring Person, the transfer of assets to an Acquiring Person on other than an arm’s length basis, and similar transactions on terms not approved by the Board.

9.	Exchange Option:
In the event (i) any person or group becomes an Acquiring Person or (ii) any of the types of transactions, acquisitions, combinations or other events described in item 8 above occurs, the Board may require all or any portion of the outstanding Rights to be exchanged for Common Stock on a pro rata basis at the rate of one share of Common Stock per outstanding Right. However, the Rights held by any Acquiring Person would not be included in the exchange.

10.	Voting Power of Rights:	The Rights themselves do not entitle the holder to any voting rights.

11.	Amendment of Rights:
Until the Initial Exercise Date, the Company may amend the Rights in any manner. After the Initial Exercise Date, the Company may amend the Rights in any manner that does not adversely affect the interests of the holders of the Rights.

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